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                                                                    Exhibit 99.1

                                Press Release of
                          American Vantage Companies,
                              dated March 20, 1998
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                    [AMERICAN VANTAGE COMPANIES LETTERHEAD]

CONTACT AT THE COMPANY:
AUDREY TASSINARI, EXECUTIVE VICE PRESIDENT
702-227-9800

FOR IMMEDIATE RELEASE
FRIDAY, MARCH 20, 1998

AMERICAN VANTAGE COMPANIES AUTHORIZES STOCK REPURCHASE PROGRAM

LAS VEGAS, NEVADA, MARCH 20, 1998 -- American Vantage Companies (NASDAQ:ACES) announced today that its Board of Directors has authorized the expenditure of up to $2,000,000 to repurchase the Company's common stock.

The Company announced no date for completing the program, but will purchase shares subject to applicable Securities Laws and at times and in amounts as management deems appropriate. In the buyback program, shares may be purchased in open market or privately negotiated transactions, with the timing and terms of such purchases to be determined by management based on market conditions.

Ronald J. Tassinari, President and CEO said, "In light of recent developments and on-going diversification plans, management believes that our Company's common stock is undervalued, and, as such, purchases by the Company at this level will afford long-term benefits to both the Company and its shareholders."

American Vantage Companies (NASDAQ:ACES) has a gaming consulting contract with the Table Mountain Tribe for the Table Mountain Casino located in Friant, California and is also developing a funeral home and cemetery in N. Las Vegas, Nevada.

This press release may contain forward-looking statements, which are subject to risks and uncertainties, such as the legal status of Indian gaming in the State of California. The Company's actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential risk factors that could affect the Company's business and financial results are included in the Company's filings with the Securities and Exchange Commission. They can also be found on the Company's website at www.aces1.com and on the Securities and Exchange Commission's website at www.sec.gov.